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                                                                    EXHIBIT 99.8


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.


                                    FORM OF
                    COMMON STOCK PURCHASE WARRANT CERTIFICATE

                             Dated: October 27, 1997

                  to Purchase ______ shares of Common Stock of

                                 SELFCARE, INC.

         Selfcare, Inc., a Delaware corporation (the "Company"), hereby certifies that ________________________, its permissible transferees, designees, successors and assigns (collectively, the "Holder"), for value received, is entitled to purchase from the Company at any time commencing on October 28, 1997 and terminating on October 28, 2002 up to _____________________________________
(________) shares (the "Shares") of the Company's common stock (the "Common Stock"), at a price per Share (the "Exercise Price") equal to the Recent Market Price (as defined below) as of the date hereof, as of the Variable Conversion Date (as defined below) or (if later) as of the Registration Date (as defined below), whichever is lowest. The number of Shares purchasable hereunder and the Exercise Price are subject to adjustment as provided in Section 4 hereof.

              (a) "Recent Market Price," as of any date, shall mean the lowest price at which the Company's Common Stock has traded during the five trading days immediately preceding such date;

              (b) "Variable Conversion Date" shall mean a date, to be selected by the Company, that is between 180 and 270 days after the issuance of this Warrant, and with respect to which the Company has given the Holder not less than ten trading days' advance notice; and

              (c) "Registration Date" shall mean the date the registration statement registering the resale of the Common Stock underlying the Warrants is declared effective by the SEC.

         1.   Exercise of Warrants.

              (a) Upon presentation and surrender of this Common Stock Purchase Warrant Certificate ("Warrant Certificate" or "Certificate"), or lost, stolen etc. affidavit in lieu thereof (as provided in Section 2(b) below), accompanied by a completed Election to Purchase in the form attached hereto as Exhibit A (the "Election to Purchase") duly executed, at the principal office of the Company at 200 Prospect Street, Waltham, MA,



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02154, together with a check payable to the Company in the amount of the
Exercise Price multiplied by the number of Shares being purchased, the Company or the Company's Transfer Agent, as the case may be, shall, within two (2) trading days of receipt of the foregoing, deliver to the Holder hereof, certificates of fully paid and non-assessable Common Stock which in the aggregate represent the number of Shares being purchased; provided, however, that the Holder may elect to utilize the cashless exercise provisions set forth below in lieu of tendering the Exercise Price in cash. The certificates so delivered shall be in such denominations as may be reasonably requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder. All or less than all of the Warrants represented by this Certificate may be exercised and, in case of the exercise of less than all, the Company, upon surrender hereof, will at the Company's expense deliver to the Holder a new Warrant Certificate or Certificates (in such denominations as may be requested by the Holder) of like tenor and dated the date hereof entitling said holder to purchase the number of Shares represented by this Certificate which have not been exercised and to receive Registration Rights with respect to such Shares, and all other rights with respect to the Shares which the Holder has on the date hereof.

              (b) Cashless Exercise. Notwithstanding the foregoing provision regarding payment of the Exercise Price in cash, the Holder may elect to receive a reduced number of Shares in lieu of tendering the Exercise Price in cash. In such case, the number of Shares to be issued to the Holder shall be computed using the following formula:

                                   X = Y(A-B)
                                       ------
                                         A

where:   X =  the number of Shares to be issued to the Holder;
         Y =  the number of Shares to be exercised under this Warrant
              Certificate;
         A = the Market Value (defined below) of one share of Common Stock; and B = the Exercise Price.

As used herein, "Market Value" refers to the closing bid price of the Common Stock (as reported by Bloomberg, L.P.) on the day before the Election to Purchase and this Warrant Certificate are duly surrendered to the Company for a full or partial exercise hereof. Notwithstanding the foregoing definition, if the Common Stock is not listed on a national securities exchange or quoted in the Nasdaq System at the time said Election to Purchase is submitted to the Company in the foregoing manner, the Market Value of the Common Stock shall be as reasonably determined in good faith, as nearly as comparable as above, by the Board of Directors of the Company, unless the Company shall become subject to a merger, acquisition, or other consolidation pursuant to which the Company is not the surviving entity, in which case the Market Value of the Common Stock shall be deemed to be the value


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received per share by the Company's common stockholders pursuant to such merger, acquisition or other consolidation.

              (c) Notwithstanding anything to the contrary contained in this Warrant, no Warrant may be exercised by a holder thereof to the extent that, after giving effect to the shares of Common Stock issued pursuant to the exercise hereof, the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of Warrants or Notes (as defined in the Securities Purchase Agreement pursuant to which this Warrant was initially issued) or other securities that in each case have limitations on a Holder's rights to convert or exercise similar to those limitations set forth in this subparagraph (c)), together with all shares of Common Stock deemed beneficially owned by Holder's "affiliates" (as defined in Rule 144 under the 1933 Act) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934, as amended, exists, would exceed 4.9% of the total issued and outstanding shares of Common Stock; provided that each Holder shall have the right to waive this restriction, in whole or in part, immediately (unless such right to immediate lifting is waived by the Holder) in case of (i) an Event of Default under the Note, or (ii) if an event occurs, or there occurs an announcement or notice by the Company of the expectation that an event will occur, which event would result in a change of control of the Company (as reasonably determined by the Holder); and in any other case upon 61 days' prior notice to the Company. The exercise of all or part of this Warrant by any Holder shall be deemed a representation by such Holder that it is in compliance with this subparagraph (c) and the Company shall be entitled to rely on such representation, without investigation. A transferee of the Warrants shall not be bound by this provision unless it expressly agrees to be so bound. The term "deemed beneficially owned" as used in this subparagraph (c) shall exclude shares that might otherwise be deemed beneficially owned by reason of the exercisability of the Notes or the Warrants.

         2. Exchange, Transfer and Replacement. (a) At any time prior to the exercise hereof, this Certificate may be exchanged upon presentation and surrender to the Company, alone or with other Certificates of like tenor of different denominations registered in the name of the same Holder, for another Certificate or Certificates of like tenor in the name of such Holder exercisable for the aggregate number of Shares as the Certificate or Certificates surrendered.

              (b) Replacement of Warrant Certificate. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant Certificate and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company, at its expense, will execute and deliver in lieu thereof, a new Warrant Certificate of like tenor.


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              (c)   Cancellation; Payment of Expenses. Upon the surrender of
this Warrant Certificate in connection with any transfer, exchange or replacement as provided in this Section 2, this Warrant Certificate shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution and delivery of Warrant Certificates pursuant to this Section 2.

              (d) Warrant Register. The Company shall maintain, at its principal executive offices (or at the offices of the transfer agent for the Warrant Certificate or such other office or agency of the Company as it may designate by notice to the holder hereof), a current register for this Warrant Certificate (the "Warrant Register"), in which the Company shall record the name and address of the person in whose name this Warrant Certificate has been issued, as well as the name and address of each permitted transferee and each prior owner of this Warrant Certificate.

         3. Rights and Obligations of Holders of this Certificate. The Holder of this Certificate shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event any certificate representing shares of Common Stock or other securities is issued to the holder hereof upon exercise of some or all of the Warrants, such holder shall, for all purposes, be deemed to have become the holder of record of such Common Stock on the date on which this Certificate, or lost, stolen, etc. affidavit in lieu thereof (as provided in Section 2(b) above), together with a duly executed Purchase Form, was surrendered and payment of the aggregate Exercise Price was made, irrespective of the date of delivery of such share certificate.

         4.   Adjustments.

              (a) Stock Dividends, Reclassifications, Recapitalizations, Etc. In the event the Company: (i) pays a dividend in Common Stock or makes a distribution in Common Stock, (ii) subdivides its outstanding Common Stock into a greater number of shares, (iii) combines its outstanding Common Stock into a smaller number of shares or (iv) increases or decreases the number of shares of Common Stock outstanding by reclassification of its Common Stock (including a recapitalization in connection with a consolidation or merger in which the Company is the continuing corporation), then (1) the Exercise Price on the record date of such division or distribution or the effective date of such action shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (2) the number of shares of Common Stock for which this Warrant Certificate may be exercised immediately before such event shall be adjusted by multiplying


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such number by a fraction, the numerator of which is the Exercise Price immediately before such event and the denominator of which is the Exercise Price immediately after such event, such that the aggregate Exercise Price for all shares of Common Stock issuable pursuant to this Warrant Certificate immediately after such event shall equal the aggregate Exercise Price for all shares of Common Stock issuable pursuant to this Warrant Certificate immediately before such event.

              (b) Cash Dividends and Other Distributions. In the event that at any time or from time to time the Company shall distribute to all holders of Common Stock (i) any dividend or other distribution of cash, evidences of its indebtedness, shares of its capital stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than in each case, (w) the issuance of any rights under a shareholder rights plan, (x) any dividend or distribution described in Section 4(a), (y) any rights, options, warrants or securities described in Section 4(c) and (z) any cash dividends or other cash distributions from current earnings), then the number of shares of Common Stock issuable upon the exercise of each Warrant Certificate shall be increased to a number determined by multiplying the number of shares of Common Stock issuable upon the exercise of such Warrant Certificate immediately prior to the record date for any such dividend or distribution by a fraction, the numerator of which shall be such Current Market Value (as hereinafter defined) per share of Common Stock on the record date for such dividend or distribution, and the denominator of which shall be such Current Market Value per share of Common Stock on the record date for such dividend or distribution less the sum of (x) the amount of cash, if any, distributed per share of Common Stock and (y) the fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be evidenced by a board resolution, a copy of which will be sent to the Holders upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription or purchase rights; and the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution. No adjustment shall be made pursuant to this
Section 4(b) which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant Certificate or increasing the Exercise Price.

              (c) Rights Issue. In the event that at any time or from time to time the Company shall issue rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock, or securities convertible into or exchangeable or exercisable for Common Stock to all holders of Common Stock (other than in connection with the adoption of a shareholder rights plan by the Company) entitling such holders to subscribe


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for or purchase shares of Common Stock at a price per share that as of the record date for such issuance is less than the then Current Market Value per share of Common Stock, the number of shares of Common Stock issuable upon the exercise of each Warrant Certificate shall be increased to a number determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of each Warrant Certificate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrant or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities that are issued are convertible, exchangeable or exercisable, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, option, warrants or securities plus the total number of shares of Common Stock which the aggregate consideration expected to be received (including any sum received by the Company upon the issuance of such rights, options, warrants or securities) by the Company (assuming the exercise or conversion of all such rights, options, warrants or securities) would purchase at the then Current Market Value per share of Common Stock. In the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise price immediately prior to such date of issuance by the aforementioned fraction. Such adjustment shall be made immediately after such rights, options or warrants are issued and shall become effective, retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants or securities. No adjustment shall be made pursuant to this Section 4(c) which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise or each Warrant Certificate or of increasing the Exercise Price.

              (d) Combination: Liquidation. (i) Except as provided in Section 4(d)(ii) below, in the event of a Combination (as defined below), each Holder shall have the right to receive upon exercise of the Warrant Certificates the kind and amount of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrant Certificate been exercised immediately prior to such event (subject to further adjustment in accordance with the terms hereof). Unless paragraph (ii) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (the "Successor Company") in such Combination will assume by written instrument the obligations under this Section 4 and the obligations to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire. The provisions of this Section 4(d)(i) shall similarly apply to successive Combinations involving any Successor Company. "Combination" means an event in which the Company consolidates with, mergers with or into, or sells all or substantially all of its assets to another Person, where "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company,


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trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

              (ii) In the event of (x) a Combination where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (y) the dissolution, liquidation or winding-up of the Company, the Holders shall be entitled to receive, upon surrender of their Warrant Certificates, distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrant Certificates, as if the Warrant Certificates had been exercised immediately prior to such event, less the Exercise Price. In case of any Combination described in this Section 4(d)(ii), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit, promptly following the consummation of such combination or at the time of such dissolution, liquidation or winding-up, with an agent or trustee for the benefit of the Holders of the funds, if any, necessary to pay to the Holders the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Company is required to deliver a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrant Certificates.

              (e) Notice of Adjustment. Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrant Certificates is adjusted, as herein provided, the Company shall deliver to the holders of the Warrant Certificates in accordance with Section 10 a certificate of the Company's Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the Board of Directors determined the fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Current Market Value of the common Stock was determined, if either of such determinations were required), and specifying the Exercise Price and number of shares of Common Stock issuable upon exercise of Warrant Certificates after giving effect to such adjustment.

              (f) Purchase Price Adjustment. In the event that the Company issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities (other than shares or options issued or which may be issued pursuant to the Company's employee or director option plans or shares issued upon exercise of options, warrants or rights outstanding on the date of the Agreement) at an effective purchase price per share which is less than eighty-five (85%) percent of the closing price of the Common Stock on the trading day next preceding such issue or


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sale, then in each such case, the Exercise Price in effect immediately prior to such issue or sale shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying the Exercise Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus
(2) the number of shares of Common Stock which the aggregate consideration received or receivable by the Company for such additional shares would purchase at such fair market value or, Exercise Price as the case may be, then in effect; and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale.

For the purposes of the foregoing adjustment, in the case of the issuance of any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("Convertible Securities"), the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

The number of shares which may be purchased hereunder shall be increased proportionately to any reduction in Exercise Price pursuant to this paragraph 4(d), so that after such adjustments the aggregate Exercise Price payable hereunder for the increased number of shares shall be the same as the aggregate Exercise Price in effect just prior to such adjustment.

              (g) Notice of Certain Transactions. In the event that the Company shall propose (a) to pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (b) to offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any capital reorganization, reclassification, consolidation or merger affecting the class of Common Stock, as a whole, or (d) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall, within the time limits specified below, send to each Holder a notice of such proposed action or offer. Such notice shall be mailed to the Holders at their addresses as they appear in the Warrant Register (as defined in Section 2(d)), which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant Certificate and the Exercise Price after giving effect to any adjustment pursuant to


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Section 4 which will be required as a result of such action. Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (a) or (b) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier; PROVIDED, HOWEVER, that the failure to so provide shall not affect the validity of any such action or transaction (although the Company shall be liable for all Damages (as that term is defined in the Securities Purchase Agreement) incurred by the Holder, arising out of or resulting from such failure).

              (h) Current Market Value. "Current Market Value" per share of Common Stock or any other security at any date means (i) if the security is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (a) the value of the security, determined in good faith by the Board of Directors of the Company and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a Person other than an affiliate of the Company or between any two such Persons and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred within the six-month period, the value of the security as determined by an independent financial expert or (ii) if the security is registered under the Exchange Act, the average of the daily closing bid prices (or the equivalent in an over-the-counter market) for each day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the common Stock is being traded (each, a "Trading Day") during the period commencing ten (10) Trading Days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than ten (10) consecutive Trading Days before such date, the average of the daily closing bid prices (or such equivalent) for all of the Trading Days before such date for which daily closing bid prices are available; provided, however, that if the closing bid price is not determinable for at least five (5) Trading Days in such period, the "Current Market Value" of the security shall be determined as if the security were not registered under the Exchange Act.

              (i) Other Adjustments. If the event of any other transaction of the type contemplated by this Section 4, but not expressly provided for by the provisions hereof, the Board of Directors of the Company will make appropriate adjustment in the Exercise Price so as to equitably protect the rights of the Holder.

              (j) No Impairment of Holder's Rights. The Company will not, by amendment of its certificate of incorporation or bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the


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observance or performance of any of the terms of this Warrant Certificate, but will (except as expressly provided herein) at all times in good faith carry out of all such terms and take of all action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment.

         5.   Company's Representations.

              (a) The Company covenants and agrees that all shares of Common Stock issuable upon exercise of this Warrant Certificate will, upon delivery, be duly and validly authorized and issued, fully-paid and non-assessable and free from all taxes, liens, claims and encumbrances granted, created, suffered or caused by the Company or any of its Subsidiaries.

              (b) The Company covenants and agrees that it will at all times reserve and keep available an authorized number of shares of its Common Stock and other applicable securities sufficient to permit the exercise and conversion in full of all outstanding options, warrants, convertible securities, and rights, including this Warrant Certificate.

              (c) The Company shall use its best efforts to promptly secure the listing of the Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant Certificate) and shall use its best efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant Certificate; and the Company shall use its best efforts to so list on each national securities exchange or automated quotation system, as the case may be, and shall use its best efforts to maintain such listing of, any other shares of capital stock of the company issuable upon the exercise of this Warrant Certificate if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

              (d) The Company has taken, or with respect to the required AMEX listing application will promptly take following the Closing, all necessary action and proceedings as required and permitted by applicable law, rule and regulation, including, without limitation, the notification of the principal market on which the Common Stock is traded, for the legal and valid issuance of this Warrant Certificate to the Holder under this Warrant Certificate.

              (e) With a view to making available to Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Securities and Exchange Commission ("SEC") that may at any time permit Holder to sell securities of the Company to the public without registration, the Company agrees to use all commercially reasonable efforts to:



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                    (i)  make and keep public information available, as those
terms are understood and defined in Rule 144, at all times;

                   (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

                  (iii) furnish to any Holder forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested to permit any such Holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

         6. Registration and other Rights. The Holder is entitled to the benefit of such registration and other rights in respect of the Shares as are set forth in the Registration Rights Agreement, and the Securities Purchase Agreement, each by and between, INTER ALIA, the Company and the initial Holder, including the right to assign such rights to certain permitted assignees as set forth therein.

         7. Issuance of Certificates. Within two (2) trading days of receipt of a duly completed Election to Purchase form, together with this Certificate, or lost, stolen, etc. affidavit in lieu thereof (as provided in Section 2(b) above), and payment of the Exercise Price, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder of this Warrant, a certificate or certificates for the number of fully paid and non-assessable Shares of Common Stock to which that holder shall be entitled on such exercise. In the event the shares of Common Stock are not timely delivered to the Holder, the Company agrees to (a) indemnify Holder for all Damages, and (b) beginning on the third (3rd) day following the Company's receipt of a duly completed Election to Purchase form, pay a default premium of 2% per month (pro rated for partial months) of the value of underlying shares (based on the highest closing price during the two (2) day period preceding the date of surrender of the Warrant Certificate). In lieu of issuance of a fractional share upon any exercise hereunder, the Company will pay the cash value of that fractional share, calculated on the basis of the market price of the Shares on the date of exercise. Prior to registration of the resale of the shares of Common Stock underlying this Warrant Certificate, and prior to such time as such resale may be effected without such registration under Rule 144(k), all such certificates shall bear a restrictive legend to the effect that the Shares represented by such certificate have not been registered under the 1933 Act, and that the Shares may not be sold or transferred in the absence of such registration or an exemption therefrom, such legend to be substantially in the


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form of the bold-face language appearing at the top of Page 1 of this Warrant
Certificate.

         8. Disposition of Warrants or Shares. The Holder of this Warrant Certificate, each transferee hereof and any holder and transferee of any Shares, by his or its acceptance thereof, agrees that no distribution or transfer of Warrants or Shares will be made in violation of the provisions of the 1933 Act. Furthermore, it shall be a condition to the transfer of the Warrants that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the relevant terms and conditions contained in this Warrant Certificate.

         9. Merger or Consolidation. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant Certificate to be performed and observed by the Company.

         10. Notices. Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing by certified or registered U.S. mail with return receipt requested and postage prepaid; by private overnight delivery service (e.g. Federal Express); by facsimile transmission (if no original documents or instruments must accompany the notice); or by personal delivery. Any such notice shall be deemed to have been given (a) on the business day immediately following the mailing thereof, if mailed by certified or registered U.S. mail as specified above; (b) on the business day immediately following deposit with a private overnight delivery service if sent by said service; (c) upon receipt of confirmation of transmission if sent by facsimile transmission; or (d) upon personal delivery of the notice. All such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 10):


              If to the Company:

              Selfcare, Inc.
              200 Prospect Street
              Waltham, MA 02154
              Telephone: (617) 647-3900 x 130
              Telecopy:  (617) 647-3939

              And with a copy to:

              Goodwin, Procter & Hoar, LLP
              Exchange Place
              Boston, MA 02109
              Telecopy: (617) 523-1231
              Attention: Stephen W. Carr, P.C.
                         & Martin Carmichael, III, P.C.

              If to each Holder:

              c/o Stonington Management Corporation
              712 Fifth Avenue, 36th Fl.
              New York, NY 10019
              Telecopy: (212) 974-2092
              Attention: Brett Cohen

              And with a copy to:

              Kleinberg, Kaplan, Wolff & Cohen, P.C.
              551 Fifth Avenue, 18th Floor
              New York, NY 10176
              Telecopy: (212) 986-8866
              Attention: Fredric A. Kleinberg, Esq.

              In each case with a copy to:

              Shoreline Pacific Institutional Finance
              3 Harbor Drive, Suite 211
              Sausalito, CA  94965
              Attention: General Counsel
              Telephone: (415) 332-7800
              Fax: (415) 332-7808


Notwithstanding the time of effectiveness of notices set forth in this Section, an Election to Purchase shall not be deemed effectively given until it has been duly completed in all material respects and submitted to the Company together with the original Warrant Certificate to be exercised, or lost, stolen, etc. affidavit in lieu thereof (as provided in Section 2(b) above), and payment of the Exercise Price in a manner set forth in this Section.

         11. Governing Law. This Warrant Certificate and all rights and obligations hereunder shall be deemed to be made under and governed by the laws of the State of Delaware without giving effect to the conflicts of laws provisions. The Holder hereby irrevocably consents to the venue and jurisdiction of the State and Federal Courts located in the State of New York, County of New York, and the State and Federal Courts located in the State of Delaware.

         12. Successors and Assigns. This Warrant Certificate shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         13. Headings. The headings of various sections of this Warrant Certificate have been inserted for reference only and shall not affect the meaning or construction of any of the provisions hereof.

         14. Severability. If any provision of this Warrant Certificate is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant Certificate, and the balance hereof shall be interpreted as if such provision were so excluded.

         15. Modification and Waiver. This Warrant Certificate and any provision hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

         16. Specific Enforcement. The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant Certificate were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant Certificate and to enforce specifically the terms and provisions hereof, without the necessity of posting a bond, this being in addition to any other remedy to which either of them may be entitled by law or equity.

         17. Assignment. Except as provided below, this Warrant Certificate may be transferred or assigned, in whole or in part, at any time and from time to time by the then Holder by submitting this Warrant, or lost, stolen, etc. affidavit in lieu thereof (as provided in Section 2(b) above, to the Company together with a duly executed Assignment in substantially the form and substance of the Form of Assignment which accompanies this Warrant Certificate and, upon the Company's receipt hereof, and in any event, within three (3) trading days thereafter, the Company shall issue a Warrant Certificate to the Holder to evidence that portion of this Warrant Certificate, if any, as shall not have been so transferred or assigned. The Holder (but not the Company) may transfer or assign this Warrant or any interest herein and may mortgage, encumber or transfer any of its rights or interest in and to this Warrant or any part hereof and, without limitation, each assignee, transferee and mortgagee (which may include any affiliate of the Holder) shall have the right to transfer or assign its interest; any such assignment or transfer may be made without notice to or consent from the Company, if the assignee or transferee is an affiliate of the transferor or a Financial Institution (as defined in Section 8.7 of the Securities Purchase Agreement). All other assignments and transfers of this Warrant will require the prior consent of the Company, which consent the Company covenants it shall not unreasonably withhold or unreasonably delay. Each such assignee, transferee and mortgagee shall have all of the rights of the Holder under this Warrant. This Warrant shall be binding upon the Company and its successors, assigns and affiliates and shall inure to the benefit of the Holder and its successors and assigns.

         18. Other Agreements. Nothing in this Agreement is intended to reduce the Company's obligations or reduce the Holder's rights under the Securities Purchase Agreement or the Registration Rights Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or by facsimile, by one of its officers thereunto duly authorized.

                                                SELFCARE, INC.



Date: 10-27-97                                  By: /s/ Ron Zwanziger
      --------                                      ---------------------------
                                                    Ron Zwanziger
                                                    Chairman, President and CEO








Re: __________________

                              ELECTION TO PURCHASE

                          To Be Executed by the Holder
                      in Order to Exercise the Common Stock
                          Purchase Warrant Certificate

         The undersigned Holder hereby elects to exercise _______ of the Warrants represented by the attached Common Stock Purchase Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that certificates for securities be issued in the name of:

________________________________________________________________________________
                     (Please type or print name and address)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                 (Social Security or Tax Identification Number)

and delivered to:_______________________________________________________________

_______________________________________________________________________________.
        (Please type or print name and address if different from above)

If such number of Warrants being exercised hereby shall not be all the Warrants evidenced by the attached Common Stock Purchase Warrant Certificate, a new Common Stock Purchase Warrant Certificate for the balance of such Warrants shall be registered in the name of, and delivered to, the Holder at the address set forth below.

         [In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $__________ by check, money order or wire transfer payable in United States currency to the order of Selfcare, Inc.] or [The undersigned elects cashless exercise in accordance with Section 1(b) of the Common Stock Purchase Warrant Certificate.]


                                            HOLDER:



Dated:_________________                     By: ____________________________
                                                Name:
                                                Title:
                                                Address: ___________________
                                                         ___________________
                                                         ___________________

Common Stock Purchase Warrant Certificate
Page 2


                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)



For value received, the undersigned hereby sells, assigns, and transfers unto _____________ the right represented by the within Warrant to purchase ______ shares of Common Stock of Selfcare, Inc., a Delaware corporation, to which the within Warrant relates, and appoints ____________________ Attorney to transfer such right on the books of Selfcare, Inc., a Delaware Corporation, with full power of substitution of premises.




Dated:  __________________                    By: ______________________
                                                  Name:
                                                  Title:
                                              (signature must conform to name of
                                              holder as specified on the fact of
                                              the Warrant)

                                              Address: _________________________
                                              __________________________________
                                              __________________________________


Signed in the presence of:


__________________________




                                     - 17 -